Exhibit 99.1

FOR RELEASE:	CONTACT:
Date: January 31, 2008	Julie Fallon
Time: 8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

-               Haemonetics® Reports Strong Results for Third Quarter Fiscal 2008 with Continued
Double Digit Growth in Sales

-               - - Raises Annual Revenue Growth Guidance - -

Braintree, MA, January 31, 2008 – Haemonetics Corporation (NYSE: HAE) today reported third quarter fiscal 2008 GAAP net revenues of $135 million, up 18.6%; net income of $14 million, down 15.1%; and net earnings per share of $0.54, down 12.1%.

Third quarter fiscal 2008 adjusted net income, excluding charges in both fiscal 2007 and 2008 and certain tax benefits in 2007, was $15 million, up 12.5%, and adjusted earnings per share were $0.57, up 16.4%.(1)  Haemonetics also reported year-to-date net revenues of $378 million, up 13.5%; adjusted net income of $41 million, up 11.2%; and adjusted net earnings per share of $1.53, up 15.3%.(2)

Brad Nutter, Haemonetics’ Chairman and CEO, said, “Q3 performance was strong, and we are especially pleased to report our third consecutive quarter of double digit revenue growth.  Our 19% growth comes from strength across multiple product lines and geographies.  The outlook for these markets continues to be positive.  As such, we are adjusting our annual revenue guidance from 10-12% growth to 11-13% growth.”

“We are making good strides on our strategic vision to be the global leader in blood management solutions for our customers.  Haemonetics is providing customers with a value proposition that includes an extensive depth and breadth of products, services, and software across the blood bank and hospital markets,” Mr. Nutter added.

The Company has attached a reconciliation of GAAP to adjusted results at the end of this release.  A copy of the reconciliation is also posted on the web at http://www.haemonetics.com/investors.

FINANCIALS

In addition to revenues and earnings per share, Haemonetics reported third quarter gross profit of $67 million, up 18.0%, and gross margin of 49.5%, down 20 basis points.  Gross margin was impacted by product mix as lower gross margin contributors, plasma and equipment, had very strong sales growth.  Year-to-date gross profit is $188 million, up 11.2%, and gross margin is 49.8%, down 100 basis points.

Adjusted(1),(2) operating expenses for the quarter were $46 million, up 16.8%, with nearly half of the increase coming from three areas:  1) planned enterprise resource planning (“ERP”) spending; 2) the acquisition of

1

IDM, Infonale, and Haemoscope, whose expenses were not included in Q3FY07 financial results; and 3) continued investment in Arryx R&D.  Year-to-date adjusted operating expenses are $134 million, up 11.7%.

Haemonetics’ tax rate was 31.0% in the quarter and 31.7% year-to-date.  In the quarter, Haemonetics benefited from resolution of certain tax contingencies.

Haemonetics ended the quarter with a cash balance of $117 million, and $12 million of debt.  During the quarter, the Company generated $25 million of cash flow from operations and invested $15 million in capital expenditures.

EXPANDING THE BUSINESS

Haemonetics continues to make progress expanding the business.  The Company reported the following highlights:

•                  Ongoing restructuring of the European business, which reported 26.5% revenue growth

•                  Acquisition of the TEG® Thrombelastograph® Hemostasis Analyzer business which is expected to add approximately $16 million in annual revenues

•                  Launch of a module for the Symphony software suite that allows blood bank customers to automate applications in their manufacturing and distribution operations

•                  OrthoPAT® orthopedic perioperative autotransfusion system disposable unit growth of nearly 20%

QUARTERLY PRODUCT LINE GROWTH

Brian Concannon, Haemonetics’ Chief Operating Officer, said, “A diverse product portfolio drove the Company to nearly 19% revenue growth.  Our product line growth drivers continue to do well.  I am also pleased to announce that our geographic growth was strong.  In the quarter, Asia, a $32 million business, grew 21.2% and Europe, a $135 million business, grew 26.5%.  Our reorganization of these businesses is paying off.”

Among the product line growth drivers, plasma disposables revenue was $41 million for the quarter, up 27.5%.  Year-to-date plasma disposables revenue is $115 million, up 19.3%.  Plasma disposable sales benefited from continued growth in U.S. and European plasma collections.  Haemonetics expects that growth in the plasma market will continue to drive strong plasma sales for the next several years.

Blood bank disposables revenue was $33 million for the quarter, up 7.3%.  Year-to-date blood bank disposables revenue is $100 million, up 6.8%.  Blood bank growth was driven by strong sales in Europe and Asia as the Company sees early benefits from last year’s reorganization initiatives.

Red cell disposables revenue was $12 million for the quarter, up 12.1%.  Year-to-date red cell disposables revenue is $34 million, up 6.7%.  Strong equipment sales of the newest generation Cymbal® automated blood collection system and the MCS®+ mobile collection system in the first half of the year are driving stronger disposable sales in the second half of the year.  Including equipment sales, total revenues for the red cell product line grew 15.0% in the quarter and 12.7% year-to-date.

Software and services revenue grew to $11 million for the quarter, up 18.0%.  Year-to-date software and services revenue is $30 million, up 26.4%.  In the quarter, Haemonetics Software Solutions completed the integration of the Surround software suite into the operations of Hema Quebec.  With that software installation, all Canadian blood testing is now being processed through Haemonetics’ Surround software.

OrthoPAT disposables revenue was $9 million for the quarter, up 21.3%.  Year-to-date OrthoPAT disposables revenue is $25 million, up 13.5%.  The Company has placed more than 130 OrthoPAT devices in the field this fiscal year.  Equipment placements are expected to continue to drive disposables growth into fiscal 2009.

2

Equipment revenue was $8 million for the quarter, up 63.4%, and $22 million year-to-date, up 46.6%.  Equipment sales growth was driven by sales of plasma devices in the growing European and Asian markets and by sales of platelet equipment in Europe.

FY08 GUIDANCE

Haemonetics raised its FY08 revenue growth guidance from 10-12% growth to 11-13% growth, narrowed its expected gross profit to a range of $250-$253 million, and affirmed adjusted operating income growth of approximately 10%.  The Company also affirmed the range for its adjusted earnings per share of $2.07-$2.12.

Adjusted FY08 guidance excludes approximately $4-5 million, or approximately $0.11 per share, of costs to restructure Haemonetics’ European business.

FY08 GAAP earnings per share guidance is $1.96-$2.01.

For the full year, the Company expects to generate $20-$25 million of free cash flow.

Haemonetics has posted potential income scenarios reflecting guidance ranges on its website at www.haemonetics.com.

CONFERENCE CALL

Haemonetics will hold a conference call on Thursday, January 31st at 10:00 am Eastern to discuss these results.  Interested parties can participate in the conference call by dialing 888-802-8577 (U.S. only) or (973) 935-8754 (International) with conference ID 30405896.  The call will be replayed through February 15, 2008 at (800) 642-1687 (U.S. only) or (706) 645-9291 (International) using PIN 30405896.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers.  Together, our devices and consumables, IT products, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.  Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.  To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

As part of this release, Haemonetics has presented supplemental non-GAAP financial results which exclude restructuring costs and an in-process research and development charge.  Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The foregoing list should not be construed as exhaustive.  The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

###

3

HAEMONETICS CORPORATION FINANCIAL SUMMARY

(UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRD QUARTER FYE08

	12/29/07 As Reported	12/30/06 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$134,587	$113,527	18.6%
Gross profit	66,558	56,419	18.0
R&D	5,529	5,804	(4.7)
S,G&A	41,432	33,610	23.3
Operating expenses	46,961	39,414	19.1

Operating income	19,597	17,005	15.2
Interest income, net	1,070	1,583	(32.8)
Other income/(expense), net	225	816	(72.4)

Income before taxes	20,892	19,404	7.7

Tax expense	6,538	2,503	161.2

NET INCOME	$14,354	$16,902	(15.1)%

Net income per common share assuming dilution	$0.54	$0.62	(12.1)%

Weighted average number of shares
Basic	25,500	26,527
Diluted	26,437	27,367

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.5%	49.7%	(0.2)%
R&D	4.1%	5.1%	(1.0)%
S,G&A	30.8%	29.6%	1.2%
Operating income	14.6%	15.0%	(0.4)%
Income before taxes	15.5%	17.1%	(1.6)%
Net income	10.7%	14.9%	(4.2)%

CONSOLIDATED STATEMENTS OF INCOME FOR FYE08 YEAR TO DATE

	12/29/07 As Reported	12/30/06 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$377,701	$332,688	13.5%
Gross profit	187,940	168,953	11.2
R&D	18,532	17,570	5.5
S,G&A	119,418	105,258	13.5
In-Process R&D	0	9,073	(100.0)
Operating expenses	137,950	131,901	4.6

Operating income	49,990	37,052	34.9
Interest income, net	4,037	4,715	(14.4)
Other income/(expense), net	1,905	2,153	(11.5)

Income before taxes	55,932	43,920	27.3

Tax expense	17,733	14,595	21.5

NET INCOME	38,199	29,324	30.3%

Net income per common share assuming dilution	$1.43	$1.06	35.0%

Weighted average number of shares
Basic	25,881	26,838
Diluted	26,776	27,754

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.8%	50.8%	(1.0)%
R&D	4.9%	5.3%	(0.4)%
S,G&A	31.6%	31.6%	0.0%
Operating income	13.2%	11.1%	2.1%
Income before taxes	14.8%	13.2%	1.6%
Net income	10.1%	8.8%	1.3%

REVENUE ANALYSIS FOR THE THIRD QUARTER FYE08 AND FYE08 YEAR TO DATE

	Third Quarter			Nine Months Ended
	12/29/07 As Reported	12/30/06 As Reported	% Inc/(Dec)	12/29/07 As Reported	12/30/06 As Reported	% Inc/(Dec)
Revenues by Geography
United States	$61,481	$49,819	23.4%	$170,085	$143,050	18.9%
International	73,106	63,708	14.8	207,616	189,638	9.5
Net Revenues	$134,587	$113,527	18.6%	$377,701	$332,688	13.5%

Disposable Revenues by Product Family

Donor:
Plasma	$41,253	$32,362	27.5%	$114,789	$96,253	19.3%
Blood Bank	33,207	30,954	7.3	100,399	93,998	6.8
Red Cell	12,478	11,132	12.1	34,257	32,105	6.7
	$86,938	$74,448	16.8	$249,445	$222,356	12.2
Patient:
Surgical	18,981	16,989	11.7	50,907	49,298	3.3
OrthoPAT	9,086	7,491	21.3	25,122	22,132	13.5
	$28,067	$24,480	14.7	$76,029	$71,430	6.4

Subtotal	$115,005	$98,928	16.3	$325,474	$293,786	10.8

Equipment	$8,485	$5,194	63.4	$22,286	$15,207	46.6
Software & Services	11,097	9,405	18.0	29,941	23,695	26.4
Net Revenues	$134,587	$113,527	18.6%	$377,701	$332,688	13.5%

CONSOLIDATED BALANCE SHEETS

	Period ending
	12/29/07	03/31/07

Assets
Cash & cash equivalents	$116,857	$229,227
Accounts receivable, net	$108,811	$91,832
Inventories, net	$63,847	$61,797
Other current assets	$37,741	$20,815
Total current assets	$327,256	$403,671
Net PP&E	$110,439	$90,775
Other assets	$127,837	$78,289

Total assets	$565,532	$572,735

Liabilities & Stockholders’ Equity
S/T debt & current maturities	$6,206	$22,201
Other current liabilities	74,176	$59,816
Total current liabilities	80,382	82,017
Long-term debt	6,202	6,675
Other long-term liabilities	5,248	4,395
Stockholders’ equity	473,700	479,648

Total liabilities & equity	$565,532	$572,735

THIRD QUARTER FYE08

CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS

	12/29/07			12/30/06
	12/29/07 As Reported	Restructuring Costs (3)	12/29/07 As Adjusted (4)	12/30/06 As Reported	Resolution of Tax Contingencies (5)	Restructuring Costs (3)	12/30/06 As Adjusted (7)	Adjusted % Inc/(Dec) 08 vs. 07
NET REVENUES	$134,587	$0	$134,587	$113,527	$0	$0	$113,527	18.6%
Gross profit	66,558	0	66,558	56,419	0	0	56,419	18.0
R&D	5,529	0	5,529	5,804	0	0	5,804	(4.7)
S,G&A	41,432	1,225	40,207	33,610	0	265	33,345	20.6
Operating expenses	46,961	1,225	45,736	39,414	0	265	39,149	16.8

Operating income	19,597	(1,225)	20,822	17,005	0	(265)	17,270	20.6
Interest income, net	1,070	0	1,070	1,583	0	0	1,583	(32.4)
Other income/(expense), net	225	0	225	816	0	0	816	(72.4)

Income before taxes	20,892	(1,225)	22,117	19,404	0	(265)	19,669	12.4

Tax expense	6,538	(386)	6,924	2,503	(3,568)	(88)	6,159	12.4

NET INCOME	$14,354	$(839)	$15,193	$16,901	$3,568	$(177)	$13,510	12.5

Net income per common share assuming dilution	$0.54	$(0.03)	$0.57	$0.62	$0.13	$(0.01)	$0.49	16.4%

Weighted average number of shares
Basic	25,500	25,500	25,500	26,527	26,527	26,527	26,527
Diluted	26,437	26,437	26,437	27,367	27,367	27,367	27,367

Profit Margins:					Inc/(Dec vs prior year profit margin %
Gross profit	49.5%	49.5%	49.7%	49.7%	(0.2)%
R&D	4.1%	4.1%	5.1%	5.1%	(1.0)%
S,G&A	30.8%	29.9%	29.6%	29.4%	0.5%
Operating income	14.6%	15.5%	15.0%	15.2%	0.3%
Income before taxes	15.5%	16.4%	17.1%	17.3%	(0.9)%
Net income	10.7%	11.3%	14.9%	11.9%	(0.6)%

FYE08 YEAR TO DATE

CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR CERTAIN ITEMS

	12/29/07			12/30/06
	12/29/07 As Reported	Restructuring Costs (3)	12/29/07 As Adjusted (4)	12/30/06 As Reported	Resolution of Tax Contingencies (5)	Arryx IPRD (6)	Restructuring Costs (3)	12/30/06 As Adjusted (7)	Adjusted % Inc/(Dec) 08 vs. 07
NET REVENUES	$377,701	$0	$377,701	$332,688	$0	$0	$0	$332,688	13.5%
Gross profit	187,940	0	187,940	168,953	0	0	0	168,953	11.2
R&D	18,532	0	18,532	17,570	0	0	0	17,570	5.5
S,G&A	119,418	4,009	115,409	105,258	0	0	2,932	102,326	12.8
In-Process R&D	0	0	0	9,073	0	9,073	0	0	—-
Operating expenses	137,950	4,009	133,941	131,901	0	9,073	2,932	119,896	11.7

Operating income	49,990	(4,009)	53,999	37,052	0	(9,073)	(2,932)	49,057	10.1
Interest income, net	4,037	0	4,037	4,715	0	0	0	4,715	(14.4)
Other income/(expense), net	1,905	0	1,905	2,153	0	0	0	2,153	(11.5)

Income before taxes	55,932	(4,009)	59,941	43,920	0	(9,073)	(2,932)	55,925	7.2

Tax expense	17,733	(1,341)	19,074	14,595	(3,568)	0	(1,004)	19,167	(0.5)

NET INCOME	38,199	(2,668)	$40,867	$29,325	$(3,568)	$(9,073)	(1,928)	$36,758	11.2

Net income per common share assuming dilution	$1.43	$(0.10)	$1.53	$1.06	$(0.13)	$(0.33)	$(0.07)	$1.32	15.3%

Weighted average number of shares
Basic	25,881	25,881	25,881	26,838	25,881	26,838	26,838	26,838
Diluted	26,776	26,776	26,776	27,754	26,776	27,754	27,754	27,754

Profit Margins:					Inc/(Dec vs. prior year profit margin %
Gross profit	49.8%	49.8%	50.8%	50.8%	(1.0)%
R&D	4.9%	4.9%	5.3%	5.3%	(0.4)%
S,G&A	31.6%	30.6%	31.6%	30.8%	(0.2)%
Operating income	13.2%	14.3%	11.1%	14.7%	(0.4)%
Income before taxes	14.8%	15.9%	13.2%	16.8%	(0.9)%
Net income	10.1%	10.8%	8.8%	11.0%	(0.2)%

FREE CASH FLOW RECONCILIATION

	Three Months Ended		Nine Months Ended
	12-29-07	12-30-06	12-29-07	12-30-06
GAAP CASH FLOW FROM OPERATIONS	$24,876	$25,968	$45,754	$59,467

Capital expenditures	$(15,242)	$(9,695)	$(42,497)	$(26,985)
Proceeds from sale of property, plant and equipment	$1,187	$834	$3,149	$2,588
Net investment in property, plant and equipment	$(14,055)	$(8,861)	$(39,348)	$(24,397)

Free Cash Flow	$10,821	$17,107	$6,406	$35,070

(1)  Haemonetics’ Q3FY08 adjusted financial results exclude restructuring costs in connection with changes to the Company’s international operations resulting in (pre-tax) charges of $1.2 million, or $0.03 per share.  Q3FY07 adjusted financial results to which the Company is comparing also exclude restructuring charges of $0.3 million (pre-tax), or $0.01 per share and a favorable resolution of tax contingencies resulting in a $3.6 million tax credit ($0.13 per share impact).

(2)  FY08 year-to-date adjusted financial results exclude restructuring costs resulting in (pre-tax) charges of $4.0 million, or $0.10 per share.  FY07 year-to-date financial results to which the Company is comparing exclude restructuring charges of $2.9 million (pre-tax), or $0.07 per share, an in-process R&D charge related to the acquisition of Arryx of $9 million (pre-tax), or $0.33 per share, and the favorable resolution of the tax contingencies resulting in a $3.6 million tax credit ($0.13 per share impact) .

(3)  Restructuring costs primarily include severance and related costs associated with eliminating or reorganizing certain positions in our international business operations.

(4)  “As Adjusted” for FY 08 is comprised of “As Reported” less the “Restructuring Costs”.

(5)  Income tax expense was reduced during the quarter due to the finalization of an audit of prior year income tax returns.

(6)  IPRD impact of Arryx acquisition

(7)  “As Adjusted” for FY 07 is comprised of “As Reported” less the “Restructuring Costs” and “In-process R&D” and the “Resolution of the Tax Contingency”.